UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): August 10, 2026

OppFi Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 212-8079
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	OPFI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2026 (the “Closing Date”), Opportunity Funding SPE Residual, LLC, a Delaware limited liability company (the “Borrower”) and direct wholly owned subsidiary of Opportunity Financial, LLC, a Delaware limited liability company (“OppFi-LLC”) and subsidiary of OppFi Inc., a Delaware corporation (“OppFi” or the “Company”), OppFi-LLC, as guarantor, UMB Bank, N.A., as administrative agent and collateral agent, Sertoma Park LLC, as a lender, and the lenders party thereto entered into a Senior Secured Multi-Draw Term Loan Agreement (the “Agreement”). The Agreement provides for maximum borrowings of $100.0 million at a fixed interest rate equal to 12.50% per annum prior to the consummation of OppFi Inc.’s pending acquisition of BNCCORP, Inc. and its subsidiary BNC Bank (the “Bank Acquisition”) and 13.50% per annum thereafter, with each funded loan subject to a 1.25% original issue discount retained by the lenders at the time of each draw. The Agreement has a maturity date of the four year anniversary of the date of the initial draw, which the Borrower may request be extended for additional one-year periods at the lenders’ discretion and is subject to semi-annual amortization payments of 10% of the aggregate principal amount of loans funded by the lenders. Loans under the Agreement may be drawn during a draw period ending on the six month anniversary of the Closing Date in an initial principal amount of $75.0 million and subsequently in a minimum principal amount of the lesser of $5.0 million or the remaining undrawn commitment thereunder and, once repaid, may not be reborrowed. No loans were drawn upon entry into the Agreement, and the Borrower’s ability to draw loans under the Agreement is subject to the satisfaction of customary closing conditions and the lenders’ receipt of customary closing deliverables. In connection with the Agreement, OppFi-LLC entered into a guaranty in favor of the administrative agent and collateral agent, and OppFi-LLC and the Borrower each granted a security interest in all of their assets, which, for the Borrower, consist primarily of its equity interests in two Company special purpose vehicles that hold consumer loan receivables. The value of such equity interests represents the residual cash flows from those vehicles after payment of their respective senior secured obligations.

The Agreement is subject to a borrowing base and various financial covenants, including, prior to the Bank Acquisition, minimum tangible net worth, liquidity and maximum consolidated debt to tangible net worth and, subsequent to the Bank Acquisition, capital and leverage ratios. Outstanding obligations under the Agreement may be voluntarily prepaid in whole or in part at any time, subject to payment of additional interest to the extent aggregate prepayments during any twelve-month period until the third anniversary of the Closing Date exceed a specified threshold. In addition, the Borrower is subject to certain mandatory prepayment requirements in the event borrowings under the Agreement exceed the borrowing base. The Agreement contains customary events of default for agreements of this nature, including, but not limited to, failure to make payments under the Agreement when due, cross default, breach of the Agreement, misrepresentation and bankruptcy.

Immediately prior to, but conditioned upon, the closing of the Bank Acquisition and subject to the receipt by the lenders of customary closing deliverables and the satisfaction of limited conditions, the Borrower’s obligations under the Agreement will be automatically assumed by a new special purpose vehicle borrower owned by OppFi-LLC pursuant to a Senior Secured Multi-Draw Term Loan Agreement that is attached as an appendix to the Agreement and OppFi-LLC’s guaranty will be released and the all assets lien granted by OppFi-LLC will be released.

The Company intends to use the proceeds of the Agreement to support its ongoing growth in finance receivables and for working capital and general corporate purposes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending September 30, 2026.

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2026, OppFi issued a press release announcing the financial results for the second quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On August 10, 2026, OppFi issued an earnings presentation to accompany the press release. A copy of the earnings presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This information and the information contained in Exhibit 99.2 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated August 10, 2026.
99.2	OppFi Inc. Presentation dated August 10, 2026.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026	OppFi Inc.

	By:	/s/ Pamela D. Johnson
Pamela D. Johnson
Chief Financial Officer